UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 7,  2014

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-           Registrant’s Business and Operations

Item 1.01            Entry into a Material Definitive Agreement

Powin Corporation announces today that its wholly-owned subsidiary, Powin Energy Corporation, has signed agreement for an investment of $25,000,000 from SF Suntech, Inc., a Delaware corporation (“SF Suntech”) a wholly-owned subsidiary of Shunfeng Photovoltaic International Limited (“Shunfeng”) pursuant to a Share Subscription Agreement which also granted SF Suntech an option exercisable within two years to acquire another 30% of Powin Energy Corporation for $37,500,000.  Pursuant to the terms of the Share Subscription Agreement, $5,200,000 of the $25,000,000 will be used by Powin Energy Corporation to pay off a loan owing to its parent corporation, Powin Corporation, and the balance will be used by Powin Energy Corporation for working capital and other purposes.

Pursuant to a related Shareholders Agreement, SF Suntech will appoint four directors from a seven person board of Powin Energy upon completing the $25,000,000 investment.  Powin Corporation will be paying a 6% finder’s fee to an unrelated party in connection with this transaction.  Subject to the terms and conditions of the Share Subscription Agreement, the transaction is scheduled to close on August 29, 2014.

Section 9-           Financial Statements and Exhibits

Item 9.01            Financial Statements and Exhibits

Exhibit No.	Description

10.1	Share Subscription Agreement dated August 7, 2014.
10.2	Shareholder Agreement
99.1	Press Release dated August 7, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: August 8, 2014	by: /s/ Joseph Lu
President and Chief Executive Officer